                                                                       EXHIBIT B

                                                                  Conformed Copy


         _____________________________________________________________

                               PRIMARY AGREEMENT

                         dated as of December 1, 1998

                                    between

                            TELENOR EAST INVEST AS,

                               as the Purchaser

                                      and

               OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS",

                                 as the Issuer

                      with respect to 8,902,201 shares of

                                common stock of

               OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS"


         _____________________________________________________________

     PRIMARY AGREEMENT dated as of December 1, 1998 between TELENOR EAST INVEST AS, a corporation organized and existing under the laws of Norway (the "Purchaser"), and OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the laws of the Russian Federation (the "Issuer").



                                  WITNESSETH

     WHEREAS, the Issuer desires to issue and to sell, and the Purchaser desires to subscribe for and purchase, shares of Common Stock equal to twenty-five percent (25%) plus one (1) share of the issued and outstanding voting capital stock of the Issuer, calculated on a fully diluted basis (including, without limitation, treating the Options under the Stock Option Plan as having been exercised in respect of One Million (1,000,000) shares of Common Stock reserved for issuance thereunder), on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                  ARTICLE I   DEFINITIONS AND INTERPRETATION

1.01  Definitions
      -----------

      As used herein, the following terms shall have the following meanings:

      "Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

      "Actions or Proceedings" shall mean any action, suit, proceeding or arbitration commenced, brought, conducted or heard by or before any Governmental or Regulatory Authority.

      "ADSs" shall mean the Issuer's American Depositary Shares, each representing three-quarters (3/4) of one (1) share of the Issuer's Common Stock, which are currently listed on the NYSE.

      "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse, any one of whom has the same home as such individual, and any trust or estate for which such individual serves as a trustee or in a similar capacity or in which such individual has a substantial beneficial interest and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of any other Person, provided that, in any event, any Person which owns, directly or indirectly, a majority of the securities having ordinary voting power for the election of directors or other governing body of a corporation or a majority of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agreement" shall mean this Primary Agreement and the Exhibits and the Schedules hereto and the certificates delivered in accordance with Article VIII and Article IX.

     "amendments to the Charter" shall have the meaning specified in Section
5.04.

     "Applicable Rate" shall mean the rate of interest from time to time announced by The Chase Manhattan Bank as its prime commercial lending rate.

     "Assets and Properties" shall mean, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, used, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, Investments, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Audited Consolidated Financial Statement Date" shall mean December 31, 1997, the last day of the most recent fiscal year of the Issuer for which Audited Consolidated Financial Statements have been delivered to the Purchaser pursuant to Section 3.08(a)(i).

     "Audited Consolidated Financial Statements" shall mean the financial statements, prepared in accordance with GAAP, for the fiscal year ended December 31, 1997, the most recent fiscal year of the Issuer, delivered to the Purchaser pursuant to Section 3.08(a)(i).

     "Bee Line Fund" shall mean the Fund for Non-Commercial Programs "Bee Line", a non- profit organization organized and existing under the laws of the Russian Federation.

     "Bee Line Licensee" shall have the meaning set forth in Section 3.16(a).

     "Bee Line Name" shall mean the brand name and trademark "Bee Line" used by the Issuer.

     "Benefit Plan" shall mean any Plan established by the Issuer or the Significant Subsidiary, existing at the Closing Date or prior thereto, to which the Issuer or the Significant Subsidiary contributes or has contributed, or under which any employee, former employee, director, consultant or independent contractor of the Issuer or the Significant Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Board" shall mean the Board of Directors of the Issuer.

     "Business Combination" shall mean, with respect to any Person, any merger, consolidation or combination to which such Person is a party, the issuance or disposition or acquisition of any shares to or from, as applicable, any third party, any sale, dividend, split or other disposition or acquisition of Equity Interests of such Person, any sale, dividend or other disposition or acquisition of all or substantially all of the Assets and Properties of such Person or the creation of any Subsidiary, the value of which exceeds Five Million US Dollars (US$5,000,000), provided that the Issuer's proposed consolidation, disposition or dissolution of certain of its indirect Subsidiaries or acquisition of Equity Interests of any related Person or the

Assets and Properties of any related Person shall not constitute a Business Combination for purposes of this Agreement so long as the cost of such transactions to the Issuer and its Consolidated Subsidiaries, on a consolidated basis, does not exceed Five Million US Dollars (US$5,000,000).

     "Business Day" shall mean a day other than a Saturday, a Sunday or any day on which banks located in Moscow, Russia, Oslo, Norway or New York, New York are authorized or obliged to close.

     "Business or Condition of the Issuer" shall mean the business, condition (financial or otherwise), results of operations and Assets and Properties of the Issuer and its Subsidiaries taken as a whole.

     "Call Option" shall have the meaning specified in Section 2.07.

     "Call Option Notice" shall have the meaning specified in Section 2.07.

     "Call Option Shares" shall have the meaning specified in Section 2.07.

     "CBR" shall mean the Central Bank of Russia (Tsentralniy bank Rossii or TsB Rossii), including any applicable territorial agent thereof, or any successor thereto.

     "CBR License" shall mean the license to be issued by the CBR (or any amendment to an existing license issued by the CBR) to the Issuer, in each case, which will allow the Issuer to receive the Purchase Price (or a portion thereof), denominated in US Dollars, in the Issuer's Account.

     "Charter" shall mean the most recent version of the charter (ustav) of the Issuer, as registered with the MRC on August 23, 1996, and as amended on October 3, 1996 (approved by the Board on September 30, 1996), December 17, 1996 (approved by the GMS on November 20, 1996), December 17, 1996 (approved by the GMS on November 29, 1996) and September 3, 1998 (approved by the GMS on June 16,
1998).

     "Charter Capital" (ustavniy kapital) shall mean the aggregate value of the ownership interests of a Person as stated in its charter, provided that, with respect to a joint stock company, the Charter Capital shall mean the aggregate nominal value of its issued shares.

     "Class B Preferred Stock" shall mean the non-voting cumulative class B preferred stock referred to in the amendments to the Charter.

     "Closing" shall mean the first closing of a Purchase, as contemplated by
Section 2.03.

     "Closing Date" shall mean the date on which the Closing is to occur, which date shall be the earlier of (a) at least three (3) Business Days after the Issuer has furnished written notice to the Purchaser of the Closing Date and (b) June 1, 1999.

     "Common Stock" shall mean the shares of common stock of the Issuer, as defined in Section 6.1 of the Charter .

     "Consolidated Subsidiaries" shall mean, with respect to the Issuer, the Significant Subsidiary, Impuls-KB and RTI Services Svyaz.

     "Contract" shall mean any agreement, letter of intent, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral), in each case, to the extent legally binding.

     "D-AMPs" shall mean Digital Advanced Mobile Phone System, a standard for digital mobile telephone transmissions at a frequency of 800 MHz.

     "Dr. Zimin" shall mean Dr. Dmitri Borisovich Zimin, a Russian citizen.

     "Environmental Law" shall mean any Law or Order relating to the regulation or protection of human health and safety, the environment or hazardous or toxic substances, wastes, pollutants or contaminants.

     "Equity" shall mean the aggregate of the Charter Capital, any surplus capital (dobavochniy kapital), reserve fund, retained earnings and any other elements determining the net worth of a Person.

     "Equity Interest" in a Person shall mean any share of stock of such Person, or any partnership share or other ownership interest in such Person.

     "Escrow Agent" shall mean Den norske Bank ASA, as escrow agent under the Escrow Agreement.

     "Escrow Agreement" shall mean the Escrow Agreement dated December 1, 1998, among the Purchaser, the Escrow Agent and the Issuer.

     "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     "Exercise" shall have the meaning specified in Section 2.07.

     "Exercise Price" shall have the meaning specified in Section 2.07.

     "FCSM" shall mean the Federal Commission for the Securities Market of the Russian Federation (Federalnaya komissiya po rinku tsenikh bumag Rossisiikoi Federatsii or "FKTsB"), or any successor thereto, including any applicable territorial agent thereof.

     "Financial Statements" shall mean the financial statements of the Issuer, delivered to the Purchaser pursuant to Section 3.08, Section 5.02(a)(i) or
Section 5.02(a)(ii).

     "First Board Date" shall mean the date of the first board meeting at which duly elected designates of the Purchaser are sitting on the Board.

     "Form 20-F" shall mean the Annual Report of the Issuer on Form 20-F, as filed with the SEC pursuant to Section 15(d) of the Exchange Act on June 30, 1998, a copy of which is attached hereto as Exhibit D.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Glavsotkom" shall mean Glavsotkom LLC, a limited liability company organized and existing under the laws of the Russian Federation.

     "GMS" shall mean the general meeting of the shareholders (obschee sobraniye aktsionerov) of the Issuer, as defined in Article 9 of the Charter.

     "GSM" shall mean Global System for Mobile Communications.

     "GSM 1800" shall mean GSM in the 1800 MHz frequency range.

     "GSM 900" shall mean GSM in the 900 MHz frequency range.

     "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

     "Guarantee Agreement" shall mean the Guarantee Agreement dated December 1, 1998, between Telenor AS and the Issuer.

     "Indebtedness" shall mean, with respect to any Person, all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases or (e) in the nature of a guarantee of any obligation described in clauses (a) through (d) above of any other Person.

     "Indemnified Party" shall have the meaning specified in Section 11.01(c).

     "Indemnifying Party" shall have the meaning specified in Section 11.01(c).

     "Initial Purchase Price" shall mean the product, expressed in US Dollars, of (a) US$18.19 (constituting the price on the Closing Date per each Purchaser's Share) and (b) Eight Million Nine Hundred Two Thousand Two Hundred One (8,902,201).

     "Intellectual Property" shall mean patents and patent rights, licenses, inventions, copyrights and copyright rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights, brand names, processes formulae, trade dress, business and product names, logos, slogans, industrial models, processes, designs, methodologies, software programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "Investments" shall mean all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures, general and limited partnerships, and other Persons, mortgage loans and other investment or portfolio assets owned of record or beneficially by a Person (other than (a) any direct or indirect Subsidiaries of the Issuer or any ownership interests therein and (b) any short-term trade receivables generated in the ordinary course of business).

     "Issuer" shall have the meaning specified in the preamble to this Agreement.

     "Issuer's Account" shall mean the bank account specified in the CBR License as the account in which the Issuer is authorized to receive the Initial Purchase Price.

     "JSC Law" shall mean the RF Law No. 208-FZ "On Joint Stock Companies", dated December 26, 1995 , as amended on June 13, 1996.

     "Knowledge of the Issuer" or "Known to the Issuer" shall mean to the best of the knowledge and belief of the Issuer after having made reasonable inquiries.

     "Knowledge of the Purchaser" or "Known to the Purchaser" shall mean to the best of the knowledge and belief of the Purchaser after having made reasonable inquiries.

     "Laws" shall mean all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

     "Liabilities" shall mean all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority, including, without limitation, all Telecom Licenses; provided, however, that for purposes of this Agreement, the licenses for GSM 1800 services issued to the Issuer and Significant Subsidiary shall not be deemed to include any amendments thereto relating to GSM 900 service.

     "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Loss" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other similar proceedings or of any claim, default or assessment).

     "Major Inside Shareholders" shall mean Dr. Zimin, Glavsotkom LLC and the Bee Line Fund.

     "MAMP" shall mean the Ministry for Anti-Monopoly Policy and Support for Entrepreneurship of the Russian Federation (Ministerstvo po Antimonopolnoy politike i podderzhke predprinimatelstva Rossiiskoi Federatsii, or "GAK Rossii"), or any successor thereto, including any applicable territorial agent thereof.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on or with respect to the business, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, or upon such Person's ability to perform its obligations under this Agreement and the other Principal Agreements, if any, to which it is a party.

     "MRC" shall mean the Moscow Registration Chamber (Moskovskaya registratsionaya palata), or any successor thereto.

     "New Rubles" shall mean the lawful currency of the Russian Federation, as redenominated on January 1, 1998, such that One (1) New Ruble is equal to One Thousand (1,000) Old Rubles.

     "NRC" shall mean the Russian closed joint stock company National Registry Company (Natsionalnaya Registratsionnaya Kompaniya), the duly appointed shareholder registrar of the Issuer, or any successor thereto.

     "NYSE" shall mean The New York Stock Exchange.

     "Old Rubles" shall mean the lawful currency of the Russian Federation prior to the redenomination thereof of January 1, 1998, such that One Thousand (1,000) Old Rubles equals One (1) New Ruble.

     "Option" shall mean, with respect to any Person, any security, right, subscription, warrant, option, phantom stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any Equity Interest in such Person or any security of any kind convertible into or exchangeable or exercisable for any Equity Interest in such Person or (b) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of any Equity Interest in such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any Equity Interests in such Person are voted.

     "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority .

     "Permitted Lien" shall mean (a) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (c) any mechanic's, materialman's or other similar Lien arising by operation of Law or any minor imperfection of title or similar Lien, none of which individually or in the aggregate with other such Liens materially impairs the value of the property subject to such Lien or the use of such property in the conduct of the business of the Issuer.

     "Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

     "Plan" shall mean any pension, profit sharing, stock purchase, stock option, stock ownership, stock appreciation rights or phantom stock plan, practice, policy or other arrangement of any kind, whether written or oral and whether covering current or former employees, officers, directors, consultants or independent contractors.

     "Power of Attorney" shall mean power of attorney dated the Closing Date, in substantially the form of Exhibit I, executed and delivered by Dr. Zimin in favor of the Purchaser.

     "Preferred Stock" shall mean, collectively, the shares of preferred stock of the Issuer, as defined in Section 6.1 of the Charter, and, after giving effect to the issuance thereof, the Class B Preferred Stock.

     "Principal Agreements" shall mean this Agreement, the Escrow Agreement, the Shareholders Agreement, the Registration Rights Agreement, the Guarantee Agreement and the Service Obligation Agreements.

     "Purchase" shall mean the purchase of the Purchaser's Shares on the Closing Date and each Subsequent Payment Date, if any, in each case, on and subject to the terms and conditions hereof.

     "Purchase Price" shall mean the aggregate of the Purchase Price Amounts.

     "Purchase Price Amount" shall mean each portion of the Purchase Price set forth in Schedule I attached to Schedule 2.01 for any given day.

     "Purchaser" shall have the meaning specified in the preamble to this Agreement.

     "Purchaser's Shares" shall mean Eight Million Nine Hundred Two Thousand Two Hundred One (8,902,201) shares of Common Stock.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of December 1, 1998 between the Issuer, the Purchaser and the Major Inside Shareholders.

     "Representatives" shall mean, with respect to any Person, its officers, directors, shareholders, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

     "SCCI" shall mean the State Committee of the Russian Federation for Communications and Information (Gosudarstveniy komitet Rossiiskoi Federatsii po svyazi i informatizatsii or Goskomsvyaz), including any applicable territorial agent or any successor thereto.

     "SEC" shall mean the Securities and Exchange Commission of the United States of America, or any successor thereto.

     "SEC Documents" shall have the meaning specified in Section 3.27.

     "Service Obligation Agreements" shall mean, collectively, the VimpelCom Service Obligation Agreement and the Telenor Service Obligation Agreement.

     "Shareholders Agreement" shall mean the Shareholders Agreement dated as of December 1, 1998 by and among the Purchaser, the Major Inside Shareholders, Augie K. Fabela, II and Geneva Investment Trust I, L.L.C.

     "Significant Subsidiary" shall mean KB Impuls, an open joint stock company organized and existing under the laws of the Russian Federation.

     "Specified Percentage" shall mean, with the respect to any Person, twenty five percent (25%) plus one share of the then issued and outstanding shares of voting capital stock of the Issuer

     "SRC" shall mean the State Registration Chamber under the Ministry of Justice of the Russian Federation (Gosudarstvennaya registratsionnaya palata pri Ministerstve iustitsii Rossiiskoi Federatsii), or any successor thereto.

     "Stock Option Plan" shall mean the employee stock option plan, as approved by a simple majority of the members of the Board of the Issuer eligible to vote on such issue (and to be submitted to the shareholders of the Issuer for approval, if required by applicable law), contemplating the issuance of up to One Million (1,000,000) shares of Common Stock.

     "Strategic Investor" shall mean any Person which derives at least fifteen percent (15%) of its revenues, on a consolidated basis with its affiliates, from operations in the telecommunications industry, other than the Purchaser or its Affiliates.

     "Subsequent Payment Date" shall mean, after the Closing Date, each of the payment dates set forth on Schedule I attached to Schedule 2.01 of this Agreement, provided that, if any such date is not a Business Day, such Subsequent Payment Date shall be the next succeeding Business Day.

     "Subsidiary" of a Person shall mean any Person at least a majority of the voting shares or voting Equity Interests of which is, directly or indirectly, owned or controlled collectively by such Person.

     "Tax Document" shall mean any return, declaration, report, claim for refund, assessment, demand, act, or information return, statement or other document relating to Taxes, including any Schedule or attachment thereto, and including any amendment thereof, whether prepared by the taxpayer, a tax preparer or a Governmental or Regulatory Authority.

     "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added alternative or add-on minimum, estimated, or other tax, duty, governmental fee or charge of any kind whatsoever, including any interest, penalty, or addition thereto.

     "Telecom Licenses" shall mean (a) the Issuer's licenses for D-AMPs service in Moscow and the Moscow Region (Moskovskaya oblast), (b) the Issuer's four (4) super-region GSM licenses and (c) the license for GSM 1800 services issued to the Issuer and the Significant Subsidiary (provided, however, that for purposes of this Agreement, the licenses for GSM 1800 services issued to the Issuer and the Significant Subsidiary shall not be deemed to include any amendments thereto relating to GSM 900 service), and (d) frequency permits relating to the licenses referred to in clauses (a), (b) and (c) of this definition.

     "Telenor Service Obligation Agreement" shall mean the Telenor Service Obligation Agreement dated as of December 1, 1998 between the Issuer and the Purchaser pursuant to which the Purchaser shall render certain services to the Issuer.

     "Unaudited Consolidated Financial Statement Date" shall mean September 30, 1998, the last day of the most recent fiscal quarter of the Issuer for which Unaudited Consolidated Financial Statements have been delivered to the Purchaser pursuant to Section 3.08(a)(ii).

     "Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated financial statements for the fiscal quarter of the Issuer ended September 30, 1998, the most recent fiscal quarter of the Issuer for which Unaudited Consolidated Financial Statements have been delivered to the Purchaser pursuant to Section 3.08(a)(ii).

     "US Dollars" and "US$" shall mean the lawful currency of the United States.

     "Veto Rights" shall have the meaning specified in Section 5.05.

     "VimpelCom Service Obligation Agreement" shall mean the VimpelCom Service Obligation Agreement dated as of December 1, 1998 between the Issuer and the Purchaser pursuant to which the Issuer shall render certain services to the Purchaser.

     "Year 2000 Problems" shall mean errors or impaired performance in data processing, in the output of data or in the operation of any equipment or software which are connected with or relate to the failure of any system software or other processing equipment used by the Issuer to give chronological recognition to calendar dates before, on or after January 1, 2000 when processing data.

1.02 Interpretations
     ---------------

     Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

     (a) the singular shall include the plural, and the plural shall include the singular;

     (b)  words of any gender shall include each other gender;

     (c) the words "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

     (d) a reference to any Article, Section, Schedule or Exhibit is a reference to a specific Article or Section of, or Schedule or Exhibit to, this Agreement;

     (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

     (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto;

     (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document;

     (h) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" shall refer to the business and practice of the Issuer;

     (i) the word "pending" shall mean, with respect to a particular matter, the service of process or delivery of written notice to the Person to whom such matter relates;

     (j) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and

     (k) all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                    ARTICLE II   SALE OF SHARES AND CLOSING

2.01 Purchase and Sale
     -----------------

     Subject to the terms and conditions contained in this Agreement, in accordance with the procedures set forth in Schedule 2.01 attached hereto and on the basis of the representations and warranties contained herein, the Issuer agrees to issue and sell to the Purchaser, and the Purchaser agrees to subscribe for and purchase from the Issuer, the Purchaser's Shares at the Closing. The execution of this Agreement shall not constitute placement (razmescheniye) of the Purchaser's Shares. The placement shall occur on the date on which the Purchaser's Shares are disposed of (otchuzhdeny) by the Issuer in favor of the Purchaser by transferring the title to a portion of the Purchaser's Shares to the Issuer at the Closing or on a Subsequent Payment Date. In no event shall the disposition (otchuzhdenie) of the Purchaser's Shares or any part thereof take place prior to the registration of the issuance of the Purchaser's Shares with the FCSM.

2.02 Purchase Price
     --------------

     Subject to the terms and conditions hereof and in consideration of the sale and transfer to the Purchaser by the Issuer of the Purchaser's Shares, the Purchaser shall pay to the Issuer the Purchase Price in the manner provided in
Section 2.03, Section 2.04 and Section 2.05, as applicable, and the Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Purchaser's Shares being purchased hereunder.

2.03 Pre-Closing; Closing; Subsequent Payment Dates
     ----------------------------------------------

     (a) On a date which is five (5) Business Days prior to the Closing Date the Issuer and the Purchaser shall (i) attend a pre-closing meeting at the offices of the Purchaser's counsel, located at Ulitsa Nikoloyamskaya 54, Moscow 109004, Russia (or at such other place as the Purchaser and the Issuer mutually agree) at 10:00 am local time, and (ii) review the documents to be delivered at the Closing to determine whether the conditions precedent specified in Section
8.01 have been, or will on the Closing Date be capable of being, fulfilled by the Issuer.

     (b) The Closing will take place at the offices of the NRC, 22 Balchug Street, Moscow, or at such other place as the Purchaser and the Issuer mutually agree, at 10:00 am local time on the Closing Date. At the Closing, if the conditions precedent specified in Section 8.01 have been fulfilled by the Issuer (or waived in writing by the Purchaser), then (i) the Purchaser shall, in accordance with the terms of the Escrow Agreement, execute a joint instruction to the Escrow Agent from the Purchaser and the Issuer, instructing the Escrow Agent to pay to the Issuer the Purchase Price Amount for the Closing Date (or such other amount as shall have been agreed by the parties in accordance with the terms hereof and of the Escrow Agreement), by wire transfer (or such other form of payment as shall be mutually agreed upon by the Issuer and the Escrow Agent) of immediately available funds to the Issuer's Account, and (ii) upon receipt by the Issuer of written confirmation from the Escrow Agent that it has irrevocably issued wire transfer instructions for the Purchase Price Amount to be paid on the Closing Date and the first Subsequent Payment Date, the Issuer shall deliver to the Purchaser an extract from the share register of the Issuer issued by the NRC and showing the Purchaser as the owner of the Purchaser's Shares.

       (c) If the Purchase Price has not been paid in full prior to such date, on each Subsequent Payment Date, the Purchase Price Amount payable on such Subsequent Payment Date shall be paid in accordance with the Escrow Agreement without further instruction from the Issuer or the Purchaser.

2.04   Acceleration of Purchase
       ------------------------


       At any time after the Closing, the Purchaser shall have the right unilaterally to accelerate its purchase of the Purchaser's Shares by delivering an instruction to the Escrow Agent in accordance with Section 4(e) of the Escrow Agreement specifying (i) the number of Purchaser's Shares for which accelerated payment will be made, and (ii) the Subsequent Payment Date(s) on which such payments would be made but for such acceleration; provided, however, that the
                                                  -----------------
Purchaser shall not have the right to accelerate any portion of an amount payable on a particular Subsequent Payment Date unless the entire amount payable on such Subsequent Payment Date is accelerated.


2.05   Escrow of Purchase Price
       ------------------------

       Simultaneously with the execution and delivery of this Agreement and the other Principal Agreements by the parties hereto and thereto, the Purchaser shall deposit by wire transfer of immediately available funds the Initial Purchase Price with the Escrow Agent. Thereafter, the Initial Purchase Price shall be held in escrow, shall accrue interest as set forth in the Escrow Agreement, and shall be paid over as the Purchase Price, in each case, in accordance with this Agreement and the Escrow Agreement.

2.06   Liquidated Damages
       ------------------

       If the shareholders of the Issuer fail to approve the transactions described in Section 5.04(a) on or prior to February 1, 1999 and, within eighteen (18) months after the date on which a meeting of shareholders is held at which a vote of such shareholders is conducted concerning such transactions, the Issuer or the Significant Subsidiary issues Shares to, merges or consolidates with, or sells all or substantially all of its Assets and Properties to, a Strategic Investor other than a Person whose Equity Interests are at least fifty-one (51%) beneficially owned by Russian Persons and which derives its income principally from the telecommunications industry in the Russian Federation (except that liquidated damages shall be paid on the terms of this Section 2.06 in connection with a sale of shares of the Issuer to such a Person for cash), then on the date of consummation of such issuance, merger, consolidation or sale (provided such date falls within such eighteen (18) month period), the Issuer shall pay, as liquidated damages for loss of a bargain and not as a penalty, to the Purchaser an amount equal to Twenty Million US Dollars (US$20,000,000), by wire transfer of immediately available funds to an account of the Purchaser's designation.

2.07   Call Option
       -----------

       (a) If the Issuer shall not have adopted the Stock Option Plan or issued any shares of Common Stock in connection therewith, then the Issuer shall have the right (but not the obligation), exercisable by the Issuer or any Affiliate thereof designated by the Issuer, to purchase from the Purchaser (and any of the Purchaser's Affiliates then holding Shares) up to the number of Shares (the "Call Option Shares") equal to the difference between
(i) aggregate number of the Purchaser's Shares and (ii) twenty-five percent (25%) plus one share of the then issued and outstanding shares of voting capital stock of the Issuer (such right to purchase the Call Option Shares hereinafter referred to as the "Call Option"), adjusted for any dilution incurred prior to the date of such exercise.

      (b) The exercise price (the "Exercise Price") for each of the Call Option Shares shall be equal to the price per Share reflected in the Initial Purchase Price plus interest thereon at the London Inter Bank Offered Rate (LIBOR) for deposits in US Dollars for a period of six months, as published in the Financial Times on the Closing Date and at each six-month interval thereafter, from (and including) the Closing Date to (but excluding) the date of purchase of the Call Option Shares which shall be payable in US Dollars at the closing of such purchase.

      (c) No later than fifteen (15) days prior to any exercise of the Call Option ("Exercise"), the Issuer shall send written notice (the "Call Option Notice") to the Purchaser setting forth (i) the Exercise Date, (ii) the number of Call Option Shares that shall be the subject of such Exercise and (iii) the aggregate Exercise Price (which aggregate Exercise Price shall reflect the price per Call Option Share in accordance with paragraph (b) of this Section 2.07).

      (d) The closing for purchase and redemption of the Call Option Shares shall occur at the Issuer's principal office, or such other place as shall be mutually agreed by the Issuer and the Purchaser, not less than fifteen (15) nor more than thirty (30) Business Days after receipt by the Purchaser of the Call Option Notice, unless prior thereto, the Issuer shall have withdrawn the Exercise in writing.

      The provisions of this Section 2.07 shall be enforceable against the successors of the Purchaser, the Controlled Affiliates of the Purchaser and their respective successors, if any, which hold Purchaser's Shares. If at the time of any Exercise any of the Call Option Shares are held by any Controlled Affiliate of the Purchaser, the Purchaser shall cause such Controlled Affiliate to take such action and to execute and deliver to a Person designated by the Issuer any agreements, documents, certificates or other instruments as shall be reasonably necessary or appropriate to give effect to or otherwise enable the consummation of the transactions contemplated by this Section 2.07 or to acknowledge compliance by such Controlled Affiliate of this Section 2.07.


             ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ISSUER

      Subject to the information contained the Issuer's Form 20-F and Form 6-Ks filed with the SEC since the date of such Form 20-F (including the Issuer's Form 6-K filed on the date hereof) and the Schedules hereto, the Issuer hereby represents and warrants to the Purchaser that, as of the date of this Agreement and, solely with respect to those representations and warranties specified in
Section 8.01(a), as of the Closing Date:

3.01  Organization of the Issuer
      --------------------------

      The Issuer is an open joint stock company and has been duly organized, is validly existing as a legal entity properly organized, registered and existing under the laws of the Russian Federation, with corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its Assets and Properties, and is not required to be qualified as a foreign corporation or other entity authorized to do business in any other jurisdiction.

3.02  Authority
      ---------

      (a) The Issuer has full power and authority to execute and deliver this Agreement and the other Principal Agreements to which the Issuer is a party.

      (b) This Agreement and the other Principal Agreements to which the Issuer is a party have been duly and validly authorized, executed and delivered by the Issuer and constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity), except as rights to indemnity and contribution may be limited by applicable law or public policy and except to the extent any clause hereof provides for the payment of a penalty.

      (c) Subject only to the actions and proceedings identified in Schedules 3.04(c), 3.12, 8.01(e) and 8.01(f), the Issuer has full power and authority to perform the Issuer's obligations hereunder and under the other Principal Agreements to which the Issuer is a party, and to consummate the transactions contemplated hereby and thereby, including, without limitation, to issue and sell (pursuant to this Agreement) the Purchaser's Shares to the Purchaser.

3.03  Charter Capital of the Issuer
      -----------------------------

      (a) The Charter Capital of the Issuer consists solely of Nineteen Million Two Hundred Eighty Thousand (19,280,000) issued shares of Common Stock and Six Million Four Hundred Twenty-Six Thousand Six Hundred (6,426,600) issued shares of Preferred Stock. After giving effect to the issuance of all of the Purchaser's Shares, the Issuer's Charter Capital shall consist of Twenty-Eight Million One Hundred Eighty Two Thousand Two Hundred and One (28,182,201) issued shares of Common Stock and Six Million Four Hundred Twenty-Six Thousand Six Hundred (6,426,600) issued shares of Preferred Stock.

      (b) All of the outstanding Equity Interests of the Issuer (excluding the Purchaser's Shares) (i) have been duly authorized and validly issued, (ii) are fully paid, and, except as described on page 28 of Form 20-F ("Assessability of Shares"), non-assessable, (iii) are not subject to any preemptive or similar rights with respect to the Issuer, and (iv) were properly registered with the appropriate authorities competent for registration of the issue of such shares. All of the shares of the Issuer, including the Purchaser's Shares, are uncertificated.

      (c) As of the Closing Date and each Subsequent Payment Date, if any, the Purchaser's Shares (i) will have been duly authorized, (ii) when issued to the Purchaser as provided herein and in accordance with the documents to be filed with the FCSM, and delivered to and paid for by the Purchaser as provided for by this Agreement and the CBR License, will be validly issued, fully paid and, except as described on page 28 of Form 20-F ("Assessability of Shares"), non-assessable, (iii) (upon registration of a report on the issuance thereof with the FCSM, compliance with the disclosure requirements of the Russian Federation Federal Law on the Securities Markets and regulations of the FCSM, and approval of the amendments to the Charter by the Board and their registration with the MRC and SRC), the issuance of such Purchaser's Shares shall have been properly registered with the appropriate authorities competent therefor, and (iv) the Purchaser shall acquire the Purchaser's Shares, free and clear of all Liens. As of the Closing Date, the Purchaser's Shares will have been transferred from the Issuer to the Purchaser, and the Purchaser's shareholding with respect to the Purchaser's Shares will have been entered into the shareholder register of the Issuer.

      (d) After giving effect to the issuance of all of the Purchaser's Shares, notwithstanding the issuance of an additional One Million (1,000,000) shares (currently contemplated to be issued under the Stock Option Plan) and regardless of whether the Issuer exercises the Call Option, the Purchaser's Shares shall represent not less than twenty-five percent (25%) plus one share of all voting capital stock of the Issuer, inclusive of all issued shares of Common Stock and all issued Preferred Stock.

      (e) Immediately following the issuance to the Purchaser of all of the Purchaser's Shares and payment in full therefor, the Purchaser shall have sufficient voting power to block any decision of the GMS requiring an affirmative vote of three-quarters (3/4) of the shareholders present and eligible to vote at the GMS.

      (f) Neither the Issuer nor, to the Knowledge of the Issuer, any Person affiliated (as defined in Rule 405 of the Act) with the Issuer, has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer.

      (g) No holder of any security of the Issuer, other than the Purchaser and the Major Inside Shareholders and any Person who has acquired rights to require registration of the Issuer's Securities in accordance with the Registration Rights Agreement, has any right to require registration of the shares of Common Stock or any other security of the Issuer under the Act.

      (h) Except as otherwise set forth in Schedule 3.03, there are no outstanding Options related to or entitling any Person to purchase or otherwise acquire from the Issuer or the Significant Subsidiary any Equity Interest in the Issuer or any such Significant Subsidiary, as the case may be.

3.04  Subsidiaries of the Issuer
      --------------------------

      (a) The direct Subsidiaries of the Issuer and the material indirect Subsidiaries consist entirely of the entities set forth in Schedule 3.04(a).

      (b) The Consolidated Subsidiaries consist entirely of the entities identified in Schedule 3.04(b) as the "Consolidated Subsidiaries". Each of the Consolidated Subsidiaries of the Issuer has been duly organized, is validly existing as a legal entity properly organized, registered and existing under the laws of the Russian Federation, with corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its Assets and Properties, and is not required to be qualified as a foreign corporation or other entity authorized to do business in any other jurisdiction.

      (c) Except as set forth on Schedule 3.04(c), all of the outstanding Equity Interests of each of the Consolidated Subsidiaries of the Issuer have been duly authorized and validly issued and are fully paid and, except as described on page 28 of Form 20-F ("Assessability of Shares"), non-assessable, and the issuance of such Equity Interests was properly registered with the appropriate authorities competent therefor, and, to the extent owned by the Issuer, are owned by the Issuer free and clear of any Liens (other than Permitted Liens). The Issuer owns directly or indirectly such percentage of the Equity Interests of the Consolidated Subsidiaries of the Issuer as is specified in Schedule 3.04(b) as being owned by the Issuer, and, except as specified in Schedule 3.04(c) hereof, all approvals of Governmental or Regulatory Authorities required therefor have been obtained.

3.05  No Conflicts
      ------------

      The execution, delivery and performance by the Issuer of this Agreement and the other Principal Agreements to which it is a party, compliance by the Issuer with all of the provisions hereof and thereof and the consummation by the Issuer of the transactions contemplated hereby and thereby:

      (a) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Charter (after giving effect to the amendments described in Section 5.04 of this Agreement), or the charter of the Significant Subsidiary,

      (b) subject to obtaining the third party consents referred to in Schedule 8.01(f), will not conflict with or constitute a breach of any Contract or License to which the Issuer or the Significant Subsidiary is a party as of the date of this Agreement or by which the Issuer or the Significant Subsidiary or any of their respective Assets and Properties is bound, and

      (c) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 8.01(e) hereto, will not violate or conflict with any Orders or Laws applicable to the Issuer, the Significant Subsidiary or any of their respective Assets and Properties, except, in the case of clauses (b) and (c), any conflict, breach, violation, failure to obtain consent or approval or make any filing or give any notice, which would not have a Material Adverse Effect on the Issuer.

3.06  Governmental Approvals and Filings
      ----------------------------------

      Except as set forth in Schedule 8.01(e), the execution, delivery and performance by the Issuer of this Agreement and the other Principal Agreements to which it is a party, the compliance by the Issuer with all of the provisions hereof and thereof and the consummation of the transactions by the Issuer contemplated hereby and thereby will not require any consent, approval, authorization or other order of any Governmental or Regulatory Authority.

3.07  Books and Records
      -----------------

      (a) Schedule 3.07(a) is a true and complete list of all written protocols of meetings and all written consents in lieu of GMSs and of the Board of the Issuer and the Significant Subsidiary from November 15, 1996 up to and including the date of this Agreement. A true and complete copy of each such consent and the minutes of each such meeting has been made available for review by the Purchaser.

      (b) True and complete copies of the share registers of the Issuer and the Significant Subsidiary (as provided by the share registrars of the Issuer and the Significant Subsidiary), and a complete list of shareholders of each other direct Subsidiary of the Issuer, are attached hereto as Schedule 3.07(b).

      (c) Neither the Issuer nor the Significant Subsidiary holds its share register, Telecoms Licenses or accounting records at any location other than one of the locations specified in Schedule 3.07(c).

      (d) Each of the Issuer and the Significant Subsidiary makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of the Financial Statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.08  Financial Statements
      --------------------

      (a) Prior to the execution of this Agreement, the Issuer has delivered to the Purchaser true and complete copies of the following Financial Statements:

          (i) the Audited Consolidated Financial Statements and the Financial Statements of the Issuer as of December 31, 1995 and December 31, 1996 and for the fiscal years then ended, together with, in each case, a true and correct copy of the report on such audited information by Ernst & Young (CIS) Limited;

          (ii) the Unaudited Consolidated Financial Statements and the Financial Statements of the Issuer as of March 31, 1998 and June 30, 1998 and for the quarters then ended,

      (b) Except as disclosed therein, all such Financial Statements:

          (i) were prepared in accordance with GAAP, respectively, subject in the case of unaudited Financial Statements to normal year-end adjustments and the absence of notes to such Financial Statements;

          (ii) present fairly the consolidated financial position, and results of operations as to the Audited Consolidated Financial Statements and the other Financial Statements referred to in Section 3.08(a)(i) only, and changes in financial position of the Issuer and its Consolidated Subsidiaries at the respective dates for the respective periods to which they apply; and

          (iii) comply in all material respects with the requirements of the Act applicable to annual and quarterly financial statements of foreign issuers.

      (c) Ernst & Young (CIS) Limited are independent public accountants with respect to the Issuer as required by the Act.

3.09  Absence of Changes
      ------------------

      Except as set forth in Schedule 3.09 and except for the execution and delivery of this Agreement and the other Principal Agreements and the transactions contemplated hereby and thereby, since the Audited Consolidated Financial Statement Date:

      (a) there has been no material adverse change in the condition (financial or otherwise) or prospects of the Issuer and the Significant Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business;

      (b) there has been no transaction entered into by the Issuer or the Significant Subsidiary material to the Issuer, on a consolidated basis, other than in the ordinary course of business;

      (c) there has been no dividend or distribution of any kind declared, paid or made, or any direct or indirect redemption, by the Issuer or the Significant Subsidiary on any class of its capital stock;

      (d) there has been no bankruptcy or administrative proceeding (nabludenie) declared or commenced by a Governmental or Regulatory Authority of competent jurisdiction with respect to the Issuer or the Significant Subsidiary;

      (e) without limiting the generality of the foregoing, except as set forth in Schedule 3.09(b), there has not occurred between the Audited Consolidated Financial Statement Date and the date hereof, any of the following with respect to the Issuer or the Significant Subsidiary:

          (i) any authorization, issuance, sale or other disposition of any Equity Interest or Option other than the Issuer's phantom stock program and similar arrangements with employees of the Issuer or the Significant Subsidiary, or any modification or amendment of any right of any holder of any Equity Interest of or Option of the Issuer on a consolidated basis (except as set forth in Schedule 3.03);

          (ii) any increase in the salary, wages or other compensation of any director, officer or employee whose annual salary or wages are, or after giving effect to such change would be, US$500,000 or more;

          (iii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any movable or immovable property or equipment (whether owned, leased or used) in an aggregate amount which would have a Material Adverse Effect on the Issuer;

          (iv) except as described on Schedule 3.09(e)(iv), any material change in any method of calculating bad debt or accounting, financial reporting or Tax practice or policy or (B) any change in the fiscal year;

          (v) any write off or write down of or any determination to write off or write down any of the Assets and Properties in an aggregate amount exceeding US$10,000,000 (without taking into account normal year-end audit adjustments);

          (vi) any (A) amendment to its charter, (B) any recapitalization, reorganization, liquidation or dissolution, in each case, as such terms are defined under the laws of the Russian Federation; or (C) any Business Combination in which the Issuer or the Significant Subsidiary has paid or received more than US$10,000,000;

          (vii) any entering into any amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to any Telecom License;

          (viii) any capital expenditures or commitments for additions to property or equipment constituting capital assets in an aggregate amount exceeding US$10,000,000;

          (ix) any commencement or termination of any material line of business; or

          (x) any transaction with any Affiliate (A) outside the ordinary course of business consistent with past practice, or (B) other than on an arm's length basis, or (C) other than pursuant to any Contract disclosed pursuant to
Section 3.17, in each case, which is material to the Issuer and the Significant Subsidiary, taken as a whole.

3.10  No Undisclosed Indebtedness, Liens and Liabilities
      --------------------------------------------------

      Except as disclosed in Schedule 3.10, (a) there is no Indebtedness the value of which exceeds Ten Million US Dollars (US$10,000,000), (b) there are no Liens (other than Permitted Liens) on any of the Assets and Properties of the Issuer, and (c) there are no Liabilities against, relating to or affecting the Issuer or any Consolidated Subsidiary or any of their respective Assets and Properties, other than Indebtedness, Liens and Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to their Business or Condition.

3.11  Taxes
      -----

      Except as set forth in Schedule 3.11, to the Knowledge of the Issuer, each of the Issuer and the Significant Subsidiary has duly filed with the appropriate taxing authorities (or has received an extension for filing with respect to) all Tax Documents required to be filed by it, and each such Tax Document was, when filed, accurate and complete in all material respects; and, to the Knowledge of the Issuer, each of the Issuer and the Significant Subsidiary has duly paid, on time, or has made adequate reserves for, or has contested in good faith, all Taxes required to be paid or remitted by it or levied against it, and, to the Knowledge of the Issuer, no material Tax deficiency is currently asserted against the Issuer or the Significant Subsidiary.

3.12  Legal Proceedings; Liability
      ----------------------------

      Except as set forth in Schedule 3.12 :

      (a) there is no Action or Proceeding pending or, to the Knowledge of the Issuer, threatened which will result in, or would reasonably be expected to result in, the issuance of an Order which (i) questions the validity of this Agreement or any of the other Principal Agreements or any action taken or to be taken pursuant hereto or thereto, or (ii) restrains, enjoins or otherwise prohibits or makes illegal consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements, or (iii) otherwise results in a material impairment of the Purchaser's rights under this Agreement or any of the other Principal Agreements to which the Purchaser is a party, or (iv) if determined adversely to the Issuer or a Consolidated Subsidiary of the Issuer, could reasonably be expected to result in (A) any injunction or other equitable relief against such Person that would interfere in any material respect with its business or operations or (B) Losses by such Person, individually or in the aggregate, in excess of US$10,000,000;

      (b) there are no facts or circumstances Known to the Issuer that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above;

      (c) there are no material Orders outstanding against the Issuer or the Consolidated Subsidiaries of the Issuer; and

      (d) neither the Issuer nor any Subsidiary of the Issuer has any material Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of (i) any service rendered by the Issuer or any Subsidiary or (ii) the ownership, possession or use of any product manufactured, sold, leased or delivered by the Issuer or any Subsidiary.

3.13  Compliance With Laws and Orders
      -------------------------------

      (a) Except for any violation or alleged violation of, or default or alleged default under, any Law or Order applicable to the Issuer or any of its Assets and Properties which has been settled or otherwise resolved, neither the Issuer nor the Significant Subsidiary is, or has at any time since November 15, 1996, received any written notice that it is, or has at any time since November 15, 1996 been, in violation of or in default under any Law or Order applicable to it or any of its Assets and Properties, in each case, which could have a Material Adverse Effect on that Issuer.

      (b) Neither the Issuer nor the Significant Subsidiary, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or the Significant Subsidiary, (i) has used any corporate funds for any unlawful contributions, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any governmental official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer.

3.14  Benefit Plans
      -------------

      Except as disclosed in the Issuer's Form 20-F and in Schedule 3.03, and except for the Stock Option Plan, neither the Issuer nor any of its Consolidated Subsidiaries has any material Benefit Plans.

3.15  Immovable Property
      ------------------

      (a) Schedule 3.15 contains a true and correct list of the three (3) principal buildings owned or leased by the Issuer or any of its Consolidated Subsidiaries or used by the Issuer and/or its Consolidated Subsidiaries. Each of the Issuer and the Consolidated Subsidiaries, as applicable, has good and valid title, free and clear of all Liens, except Permitted Liens, to the buildings which Schedule 3.15 indicates are owned by it.

      (b) No default has occurred or is continuing in respect of any lease of a building or portion thereof to which the Issuer or any of its Consolidated Subsidiaries is a party as lessee and which is listed in Schedule 3.15, and the Issuer and the Consolidated Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Issuer or such Consolidated Subsidiary.

3.16  Intellectual Property Rights
      ----------------------------

      Except as set forth in Schedule 3.16(a), the Issuer and the Significant Subsidiary possess the material Intellectual Property (with the exception of the software comprising their respective subscriber billing programs), employed by them in connection with the business as it is currently being conducted and as it is proposed to be conducted, as described in Form 20-F, and neither the Issuer nor the Significant Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Issuer. Without limitation to the generality of the foregoing:

      (a) The Issuer has the exclusive right to use the Bee Line Name, except to the extent the Issuer has, directly or indirectly, licensed the Bee Line Name to, or authorized the use of the Bee Line Name by, a third party (each, a "Bee Line Licensee").

      (b) The Issuer has registered title to the Bee Line Name as a trademark, free and clear of any Liens except for Permitted Liens and the rights of Bee Line Licensees under Contracts in respect of the use of the Bee Line Name.

      (c) All registrations with and applications to any Governmental or Regulatory Authorities required to protect the rights of the Issuer and any Bee Line Licensee to the Bee Line Name are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Issuer to maintain their validity or effectiveness, except for (i) such payments which will be made prior to Closing and (ii) any payments for actions which if they were not made or taken would not result in a Material Adverse Effect on the Issuer.

      (d) The Issuer and, to the Knowledge of the Issuer, each Bee Line Licensee, have taken reasonable security and enforcement measures to protect the value of the Bee Line Name and to prevent its use by unauthorized Persons.

      (e) Neither the Issuer nor, to the Knowledge of the Issuer, any Bee Line Licensee is, nor has the Issuer or, to the Knowledge of the Issuer, any Bee Line Licensee, received any written notice that the Issuer or any Bee Line Licensee is, in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any Contract to use the Bee Line Name.

      (f) To the Knowledge of the Issuer, the Bee Line Name is not being infringed by any Person.

                                      22
3.17  Contracts; No Default
      ---------------------

      (a) Schedule 3.17(a) contains a true and complete list of all Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to the Purchaser prior to the execution of this Agreement), dated on or after January 1, 1998, to which the Issuer or the Significant Subsidiary is a party or by which any of their Assets and Properties is bound which involve an obligation of the Issuer or the Significant Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Person exceeding US$5,000,000 in the aggregate (other than Contracts referred to in Sections 3.10 or 3.15).

      (b) Neither the Issuer nor the Significant Subsidiary has received any notice of default in connection with the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of Indebtedness or in any other agreement, indenture or instrument to which the Issuer or the Significant Subsidiary is a party or by which the Issuer or the Significant Subsidiary or their respective Assets and Properties are bound.

      (c) Schedule 3.17(c) contains a true and complete list of the Issuer's existing commitments and obligations to purchase any goods (including equipment and handsets) and to retain any services (including leases of interconnect lines), in each case, exceeding US$15,000,000 in the aggregate in any fiscal year.

3.18  Year 2000 Warranty
      ------------------

      The letters which the Issuer has received from Alcatel SEL AG and Ericsson Project Finance AB and AB LM Ericsson Finans are attached hereto as Schedule 3.18.

      The Issuer has investigated the possibility of the occurrence of Year 2000 Problems and:

      (a) has utilized and intends to continue utilizing internal and external resources to identify, correct, reprogram and test its computer systems to address Year 2000 Problems; and

      (b) expects to replace some systems and modify others as part of the process in identifying, correcting, reprogramming and testing its computer systems for Year 2000 Problems;

provided that the Issuer makes no representation or warranty whatsoever, direct or indirect, explicit or implicit, with respect to any cost or Loss the Company may incur as a result of or in connection with Year 2000 Problems affecting any Person, including, without limitation, Year 2000 Problems affecting the Issuer or any Person on which the Issuer's operations or the operations of any of its Subsidiaries directly or indirectly rely.

3.19  Licenses
      --------

      (a) Except as otherwise set forth in Schedule 3.19(a), the Issuer and each of the Consolidated Subsidiaries have such Licenses as are used or necessary to own, lease, and operate its respective Assets and Properties and to conduct its business, except where the failure to have such Licenses would not have a Material Adverse Effect on the Issuer;

      (b) Except as otherwise set forth in Schedule 3.19(b), the Issuer and each of the Consolidated Subsidiaries of the Issuer has fulfilled and performed all of its material obligations with respect to such Licenses and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder or any such License, except such as would not have a Material Adverse Effect on the Issuer;

      (c) Except as otherwise set forth in Schedule 3.19(c), no such License contains any restrictions that have or that the Issuer could reasonably expect to have a Material Adverse Effect on the Issuer.

      (d) Except as set forth on Schedule 3.19(b), no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Issuer or the Significant Subsidiary in respect of any Telecom License.

3.20  Insurance
      ---------

      The Issuer and the Consolidated Subsidiaries have insured their respective Assets and Properties as set forth on Schedule 3.20.

3.21  Employees; Labor Relations
      --------------------------

      (a) Neither the Issuer nor the Significant Subsidiary has violated any applicable Russian or foreign, including in each instance federal, state or local, Law or regulation relating to discrimination in the hiring, promotion or pay of employees, which might reasonably be expected to result in any Material Adverse Effect.

      (b) No labor strike, dispute, disturbance, lockout, slowdown or stoppage of employees of the Issuer or the Significant Subsidiary exists and, to the Knowledge of the Issuer, no such action is imminent.

3.22  Environmental Matters
      ---------------------

      (a) Neither the Issuer nor the Significant Subsidiary has violated any Environmental Law, which might reasonably be expected to result in a Material Adverse Effect on the Issuer.

3.23  Interconnect Providers
      ----------------------

      No gateway operator or other provider of interconnect services to the Issuer or the Significant Subsidiary has ceased or materially reduced its provision of services to the Issuer or the Significant Subsidiary since the Audited Consolidated Financial Statement Date or threatened to cease or materially reduce such provision of services after the date hereof.

3.24  Investments
      -----------

      Schedule 3.24 hereto sets forth a list of each equity Investment of the Issuer (other than in respect of its Subsidiaries). All such equity Investments are free and clear of all Liens other than Permitted Liens.

3.25  Accounts Receivable
      -------------------

      The accounts and notes receivable of the Issuer and each Significant Subsidiary reflected on the balance sheet included in the Unaudited Consolidated Financial Statements, and all accounts and notes receivable arising subsequent to the Unaudited Consolidated Financial Statement Date, (a) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (b) to the Knowledge of the Issuer are legal, valid and binding obligations of the respective debtors generally enforceable in accordance with their terms, (c) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Unaudited Consolidated Financial Statements, and (d) are not the subject of any Actions or Proceedings brought by or on behalf of the Issuer or the Significant Subsidiary.

3.26  Brokers
      -------

      Except as described on Schedule 3.26, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Issuer directly with the Purchaser without the intervention of any Person on behalf of the Issuer in such manner as to give rise to any valid claim by any Person against the Purchaser or the Issuer or any Significant Subsidiary for any finder's fee, brokerage commission or similar payment.

3.27  SEC Documents
      -------------

      (a) The Issuer has filed all reports, Schedules, forms, statements and other documents with the SEC (collectively, and in each case including all Exhibits and SchedulEs thereto and documents incorporated by reference there, the "SEC Documents") required to be filed by it prior to giving effect to the transactions contemplated by this Agreement and the other Principal Agreements.

      (b) Each part of the SEC Documents, when such part became effective, (i) did not contain and each part, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) complied in all material respects with the Act and, as amended or supplemented, if applicable, complied in all material respects with the Act; provided, however, that the representations and warranties set forth in this
Section 3.27(b) do not apply to statements or omissions in the SEC Documents that are based on information relating to any underwriter or shareholder furnished to the Issuer in writing by such underwriter or shareholder, respectively.

3.28  Disclosure
      ----------

      To the Knowledge of the Issuer, the Issuer has disclosed all material facts relating to the Business or Condition of the Issuer and the Significant Subsidiary of the Issuer to the Purchaser in or in connection with this Agreement. No representation or warranty contained in this

Agreement, and no statement contained in the attached Schedules (including, without limitation, the Financial Statements), or in the Certificate of the President delivered to the Purchaser in connection with the execution of this Agreement on the date thereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

             ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The Purchaser hereby represents and warrants to the Issuer as follows:

4.01  Organization; Ability to Consummate Transactions
      ------------------------------------------------

      The Purchaser is a corporation duly organized and validly existing under the Laws of the Kingdom of Norway. The Purchaser has full power and authority to execute and deliver this Agreement and the other Principal Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, provided that the Purchaser must obtain the approval of the MAMP to consummate the acquisition of the Purchaser's Shares.

4.02  Authority
      ---------

      The execution and delivery by the Purchaser of this Agreement and the other Principal Agreements to which it is a party, and the performance by the Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of the Purchaser, no other corporate action on the part of the Purchaser or its stockholder being necessary. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes, and upon the execution and delivery by the Purchaser of the other Principal Agreements to which it is a party, such other Principal Agreements will constitute, the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms.

4.03  No Conflicts
      ------------

      The execution, delivery and performance by the Purchaser of this Agreement and the other Principal Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, will not:

      (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter (vedtekter) of the Purchaser;

      (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 4.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Purchaser or any of its Assets and Properties; or

      (c) conflict with or constitute a breach of any Contract or License to which the Purchaser is a party or by which any of its Assets and Properties is bound.

4.04  Governmental Approvals and Filings
      ----------------------------------

      Except as disclosed in Schedule 4.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser is required in connection with the execution, delivery and performance of this Agreement or the other Principal Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

4.05  Legal Proceedings
      -----------------

      There are no Actions or Proceedings pending or, to the knowledge of the Purchaser, threatened against, the Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements.

4.06  Brokers
      -------

      All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the Issuer without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any valid claim by any Person against the Issuer for any finder's fee, brokerage commission or similar payment.

4.07  Investment Intent
      -----------------

      The Purchaser is acquiring the Purchaser's Shares for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of such Shares, except in compliance with the Act and all other applicable securities laws.

4.08  Knowledgeable Investor
      ----------------------

      The Purchaser (a) possesses such knowledge and experience in financial and business matters as to enable it to evaluate the merits and risks of its investment in the Purchaser's Shares, (b) understands that the Purchaser's Shares that are to be acquired by it under this Agreement are not registered under the Act, (c) understands and is able to bear the economic risk involved in acquiring the Purchaser's Shares, including any loss relating to or arising out of such investment, (d) is not a "U.S. person", as such term is defined under Rule 902 of Regulations S under the Act, and is not acquiring the Purchaser's Shares for the account of a U.S. person (as so defined) and (e) is an "accredited investor" as defined in Rule 501(a) under Regulation D under the Act, experienced in investing in emerging markets.

4.09  Compliance with Securities Laws
      -------------------------------

      Neither the Purchaser nor, to the Knowledge of the Purchaser, any Person affiliated (as defined in Rule 405 of the Act) with the Purchaser, has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer. The acquisition of the Purchaser's Shares by the Purchaser pursuant to this Agreement is, and at all times has been, in compliance with the securities laws of each jurisdiction applicable to it, including, without limitation, United States securities laws and NYSE rules and regulations relating to insider trading.

4.10  No Knowledge of Breach
      ----------------------

      There is no breach by the Issuer known to the Purchaser of any representation or warranty made by the Issuer in this Agreement.

4.11  Independent Investigation
      -------------------------

      The Purchaser has (a) conducted its own investigation with respect to the Purchaser's Shares, the Issuer and its Subsidiaries and Affiliates, and Russia in connection with its acquisition of the Purchaser's Shares, and has had the opportunity to ask executive officers of the Issuer such questions as it has considered necessary, relevant or appropriate with respect to the Purchaser's Shares, the Issuer and its Subsidiaries and Affiliates, and Russia; (b) consulted its own legal advisors with respect to its investment in the Purchaser's Shares and the risks associated with such investment to the extent the Purchaser deems necessary or appropriate; and (c) received all information that it believes is necessary, relevant or appropriate in connection with its acquisition of the Purchaser's Shares.


                      ARTICLE V  COVENANTS OF THE ISSUER

      The Issuer covenants and agrees with the Purchaser that, at all times from and after the date hereof until the Closing (except with respect to Section 5.02(a), Section 5.08 and Section 5.09(a), which shall survive until the date on which the Purchaser, having once attained ten percent (10%) or more of the issued and outstanding voting capital stock of the Issuer, holds less than ten percent (10) of the issued and outstanding voting capital stock of the Issuer,
Section 5.05 which shall survive only until the First Board Date and Section
5.07 and Section 5.09(b), which shall survive until the first date on which the Purchaser, having once attained the Specified Percentage, holds less than the Specified Percentage), the Issuer will comply with all covenants and provisions of this Article V, except to the extent the Purchaser may otherwise consent in writing.

5.01  No Solicitations
      ----------------

      During the period commencing on the date of the execution of this Agreement and ending on the earlier of (a) the First Board Date and (b) the date which is one hundred eighty (180) calendar days from the execution of this Agreement, the Issuer will not take, nor will it permit any Consolidated Subsidiary (or authorize or permit any investment banker, financial adviser, attorney, accountant or other Person retained by or acting for or on behalf of the Issuer or any Consolidated Subsidiary) to take, directly or indirectly, any action to initiate, assist, solicit, negotiate, encourage or accept any offer or inquiry from any Strategic Investor (or any Person known by the Issuer to be acting on behalf of any Strategic Investor) (i) to engage in, reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any issuance of shares to such Strategic Investor or merger or consolidation with such Strategic Investor, or sale of all or substantially all of the assets of the Issuer or its assets or the assets of any Consolidated Subsidiary to such Strategic Investor, or (ii) to furnish or cause to be furnished any information with respect to the Issuer or any Consolidated Subsidiary to any

Strategic Investor (or any Person known by the Issuer to be acting on behalf of any Strategic Investor) (other than as contemplated by Section 5.02) who the Issuer, or any Consolidated Subsidiary (or any Person acting for or on their behalf) knows or has reason to believe is in the process of considering any of the transactions described in clause (i) of this Section 5.01. If the Issuer or any Consolidated Subsidiary (or any Person acting for or on their behalf) receives from any Strategic Investor (or any Person known by the Issuer to be acting on behalf of any Strategic Investor) any offer, inquiry or informational request referred to in this Section 5.01, the Issuer will (if not the original recipient thereof) promptly advise such Person, by written notice, of the terms of this Section 5.01 and, in each case, will promptly in writing advise the Purchaser of such offer, inquiry or request and deliver a copy of such notice to the Purchaser, provided that the foregoing shall not apply to normal investor relations activities of the Issuer.

5.02  Financial Statements and Reports; Filings
      -----------------------------------------

      (a) Commencing on the date of this Agreement, the Issuer shall deliver to the Purchaser:

          (i) As promptly as practicable and in any event no later than ninety (90) days after the end of each fiscal quarter ending after the date hereof and before the Closing, true and complete copies of the unaudited consolidated balance sheet of the Issuer and the Consolidated Subsidiaries, and the related unaudited consolidated statement of income of the Issuer and its Consolidated Subsidiaries, as of and for such period, prepared on a basis consistent with the Audited Consolidated Financial Statements, subject to normal year-end audit adjustments, except as otherwise stated therein.

          (ii) As promptly as practicable and in any event no later than one hundred eighty (180) days after the end of each of the Issuer's fiscal years ending after the date hereof, true and complete copies of a consolidated balance sheet of the Issuer and its Consolidated Subsidiaries as at the end of such fiscal year, and consolidated statements of income and cash flows of the Issuer and its Consolidated Subsidiaries for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form these figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized international standing, and a comparison to the Issuer's budget for such years prepared by the Issuer. The Issuer will deliver the Audited Consolidated Financial Statement for its fiscal year ended December 31, 1998 to the Purchaser not later than June 30, 1999.

          (iii) As promptly as practicable, true and complete copies of such other financial statements and reports as are specified in Schedule 5.02.

          (iv) Promptly upon their becoming available, copies of all registration statements, annual reports on Form 20-F, any reports on Form 6-K and such proxy statements and other information as shall be filed by the Company with the SEC or any national or regional securities exchange or otherwise generally distributed to shareholders of the Company.

      (b) During the period from the date of this Agreement up to the Closing, the Issuer shall deliver to the Purchaser, as promptly as practicable, copies of all Telecom Licenses received after the execution of this Agreement and, upon request of the Purchaser, all roaming and interconnect applications and other material filings made by the Issuer or the Significant Subsidiary after the date hereof and before the Closing with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice)

5.03  Certain Restrictions
      --------------------

      Except as contemplated by the Principal Agreements, without the prior written consent of the Purchaser, the Issuer shall refrain from (and shall cause, to the extent of its voting power or control, the Significant Subsidiary to refrain from):

      (a) amending its charter, delisting the ADSs from the NYSE or taking any action with respect to any such amendment or delisting or any recapitalization, reorganization, liquidation or dissolution of the Issuer or the Significant Subsidiary;

      (b) declaring, setting aside or paying any dividend or other distribution in respect of the Equity of the Issuer or the Significant Subsidiary, or directly or indirectly redeeming, purchasing or otherwise acquiring any Equity Interest in or any Option with respect to the Issuer;

      (c) engaging with any Person in any Business Combination;

      (d) entering into any Contract to do or engage in any of the foregoing.

5.04  Charter Amendments
      ------------------

      (a) Prior to the Closing, the Issuer shall have effected the amendments to its Charter, described below (the "amendments to the Charter") and shall have registered such amendments with the MRC and SRC which shall have the effect of:

           (i)    fixing the number of members of the Board at nine;

           (ii) providing that a three-quarters (3/4) majority of members of the Board shall be required to amend the Board Rules;

           (iii) providing that two-thirds (2/3) of the total number of members of the Board shall constitute a quorum for any meeting of the Board; provided, however, that the presence (or, with respect to any meeting by ballot, the vote) of at least one duly elected member of the Board nominated separately by each holder (if any) of at least twenty-five percent (25%) plus one share of the issued and outstanding voting capital stock of the Company shall be required to constitute any such quorum;

           (iv) providing that an affirmative vote of three-quarters (3/4) of the shareholders of the Issuer present and eligible to vote at shareholder meetings shall be required in connection with the issuance of any authorized (but unissued) shares and the corresponding increase in the Charter Capital of the Issuer, and providing that an affirmative vote of three-quarters (3/4) of the directors shall be required in connection with the amendments of the Charter related thereto; and

           (v) providing that the names of the non-Russian shareholders of the Issuer which appear in the register of shareholders of the Issuer from time to time shall be deemed to be incorporated by reference in the Charter as if they were set forth in full therein.

      (b) Prior to March 30, 1999, the Issuer shall use its best efforts to cause amendments to be made to its Charter to state the Charter Capital in New Rubles, unless such amendment is not then required by Russian Law.

    (c) As soon as practicable after registration of the report on the issuance of securities, the Issuer shall:

        (i) amend the Charter to show an increase in the Charter Capital equal to the number of the Purchaser's Shares sold to the Purchaser;

        (ii) cause the amendment referred to in clause (i) above to be registered with the MRC and the SRC;

        (iii) deliver to the Purchaser registration certificates evidencing the registrations referred to in clause (ii) above; and

        (iv)   deliver to the Purchaser evidence of payment of the securities
Tax.

5.05  Purchaser's Pre-Closing Veto Rights
      -----------------------------------

      During the period commencing on the date of this Agreement and ending on the First Board Date, the Purchaser shall have the right to veto the following actions by the Issuer and the Significant Subsidiary, except to the extent expenditures related to the following actions are contemplated by the Issuer's 1998 budget, as amended, and the January 1999 budget adopted by the Board (the "Veto Rights"):

       (a) the issuance of any new shares of capital stock of the Issuer (except as contemplated or referred to herein) or of any of its Consolidated Subsidiaries;

       (b) the creation of any new Subsidiary or any Investment in any new Subsidiary in an amount exceeding US$5,000,000 in the aggregate during such period; provided, however, that the Purchaser shall not have the right to veto
(i) any merger, consolidation or combination to which any such Subsidiary is a party, the issuance or disposition or acquisition of any shares to or from, as applicable, any third party, any sale, dividend, split or other disposition or acquisition of Equity Interests of such Subsidiary, any sale, dividend or other disposition or acquisition of all or substantially all of the Assets and Properties of such Subsidiary or the creation of any Subsidiary, or (ii) any consolidation, disposition and dissolution of certain of the Issuer's indirect Subsidiaries or acquisition of Equity Interests of any related Person or Assets and Properties of any related Person, so long as the aggregate cost to the Issuer and its Consolidated Subsidiaries, for any and all such transactions referred to in this Section 5.05(b) does not exceed US$5,000,000;

       (c) the entry into any Contract or series of Contracts (other than Indebtedness), including in respect of the sale of assets having a value per Contract greater than US$5,000,000;

       (d) (i) any transaction between the Issuer, on the one hand, and any Subsidiary of the Issuer, other than the Significant Subsidiary, or any direct or indirect Subsidiaries of any such Subsidiary, on the other hand, having an aggregate value in excess of US$1,000,000; (ii) any transaction between any direct or indirect Subsidiary of the Issuer, on the one hand, and any other direct or indirect Subsidiary of the Issuer, on the other hand, having an aggregate value in excess of US$1,000,000; and (iii) any transaction between the Issuer or any direct or indirect Subsidiary of the Issuer, on the one hand, and any officer, director or shareholder or direct or indirect Subsidiary of any such officer, director or shareholder (other than the Issuer or any direct or indirect Subsidiary of the Issuer), on the other hand, having an aggregate value in excess of US$250,000;

      (e) the incurrence of any Indebtedness (including under any guarantee but excluding Indebtedness consisting of re-financing of existing Indebtedness or the deferred purchase price of goods and services in the ordinary course of business) by the Issuer or any of its Subsidiaries or Affiliates, on a consolidated basis calculated in accordance with GAAP, in an amount exceeding US$5,000,000; provided, however, this clause (e) shall not apply to (i) any existing commitments for additional Indebtedness of the Issuer from Ericsson Project Finance AB, AB LM Ericsson Finans or Alcatel SEL AG or (ii) Indebtedness of the Issuer from the Savings Bank of the Russian Federation (Sberbank) in an aggregate principal amount not to exceed US$30,000,000;

      (f) the creation or adoption of any Benefit Plan (other than the Stock Option Plan); and

      (g) the incurrence of any Lien over the Assets and Properties of the Issuer or any Subsidiary of the Issuer (other than a Permitted Lien) securing Indebtedness of the Issuer or any Subsidiary of the Issuer in an amount exceeding US$5,000,000; provided, however, this clause (g) shall not apply to any Lien securing Indebtedness of the Issuer from Ericsson Project Finance AB, AB LM Ericsson Finans or Alcatel SEL AG or (ii) Indebtedness of the Issuer from the Savings Bank of the Russian Federation (Sberbank) in an aggregate principal amount not to exceed US$30,000,000.

The Issuer shall request approval from the Purchaser for any of the foregoing transactions by sending written notice to the Purchaser in accordance with
Section 13.01 hereof. If the Purchaser does not object in writing to the Issuer's request within the shorter of (i) seven (7) Business Days and (ii) fourteen (14) calendar days after receiving such notice, the Purchaser shall be deemed to have approved such transaction.

5.06  Budget
      ------

      The Issuer will (a) provide the Purchaser's representative on the Budget Committee of the Issuer with the Issuer's entire draft budget for fiscal year 1999 at least fifteen (15) days prior to the First Board Date and (b) cause the First Board Date to occur within five (5) days after the date of the GMS in January 1999.

5.07  Involvement of Purchaser in Issuer's Business
      ---------------------------------------------

      Promptly following the execution of this Agreement, the Issuer shall appoint a designee of the Purchaser as a secondee (in accordance with the terms of the Telenor Service Obligation Agreement) (at the deputy or assistant manager level) to each of the policy organs of the Issuer (as designated by the Issuer), within divisions or working groups within the Issuer carrying out or responsible for (a) strategy, (b) marketing, (c) information technology, (d) financial management and (e) budgeting, provided such secondees must possess sufficient expertise and knowledge and be resident in Russia for the first six months of such secondment.

5.08  Transactions with Affiliates
      ----------------------------

      Except as expressly permitted by this Agreement, the Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that, notwithstanding the foregoing provisions of this Section 5.08, (i) any Affiliate who is an individual may serve as a director, officer or employee of the Issuer or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (ii) the Issuer and its Subsidiaries may enter into (x) transactions (other than extensions of credit by the Issuer or any of its Subsidiaries to an Affiliate) providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Issuer and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person who is not an Affiliate or (y) any other transaction, including any Business Combination between or among the Issuer and any of its Subsidiaries which is approved by the Board.

5.09  The Significant Subsidiary
      --------------------------

      The Issuer shall exercise its voting rights in respect of the shares of capital stock of the Significant Subsidiary owned by it and take such other steps as are necessary (to the extent of its voting power or control) from time to time to procure that:

      (a) there are five (5) members of the board of directors of the Significant Subsidiary, one (1) of whom has been designated by the Purchaser, nominated for election and elected to such board of directors; and

      (b) none of the following actions are taken by the Significant Subsidiary, the members of the Board of Directors of the Significant Subsidiary or the shareholders of the Significant Subsidiary, as the case may be, without the prior written consent of the Purchaser:

          (i) the adoption or approval of any amendment to the charter of the Significant Subsidiary;

          (ii) any merger, reorganization, consolidation, dissolution, liquidation, or sale of all or substantially all of the Assets and Properties of the Significant Subsidiary to or with any Person other than the Issuer;

          (iii) the incurrence of any Indebtedness (including under any guarantee but excluding the re-financing of existing Indebtedness and Indebtedness in respect of the deferred purchase price of goods and services in the ordinary course of business) by the Significant Subsidiary in an amount exceeding US$15,000,000;

          (iv) the incurrence of any Lien (other than Permitted Liens) over the Assets and Properties of the Significant Subsidiary securing Indebtedness of the Significant Subsidiary in an amount exceeding US$5,000,000; provided, however, this clause (iv) shall not apply to any Lien in favor of the Issuer or securing Indebtedness of the Significant Subsidiary to Alcatel SEL AG;

          (v)    the creation of any new Subsidiary of the Significant
Subsidiary; or

          (vi) any transaction between the Significant Subsidiary or any direct or indirect Subsidiary of the Significant Subsidiary, on the one hand, and any officer, director or shareholder or direct or indirect Subsidiary of any such officer, director or shareholder, on the other hand, having an aggregate value in excess of US$1,000,000; or

          (vii) any authorization, issuance, sale or other disposition of any Equity Interest or Option of the Significant Subsidiary by the Issuer; provided, however, that this clause (vii) shall not restrict any issuance, sale or other disposition by the Significant Subsidiary to the Issuer; or

          (viii) any dividend or distribution of any kind, or any direct or indirect redemption by the Significant Subsidiary on any class of its capital stock.

5.10  Fulfillment of Conditions
      -------------------------

      The Issuer will execute and deliver at or prior to the Closing each other Principal Agreement, will take all commercially reasonable steps necessary and proceed diligently and in good faith to satisfy each other condition to the obligations of the Purchaser contained in Article VIII.


                          ARTICLE VI  NOTICE AND CURE

      Each party will notify the other party in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after such party becomes aware of such violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the date of this Agreement, provided that no notice given pursuant to this Article VI shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Purchaser's right to seek indemnity under Article XI.

                    ARTICLE VII  COVENANTS OF THE PURCHASER

      The Purchaser covenants and agrees with the Issuer that, at all times from and after the date hereof until the Closing (or, in the case of Section 7.02, until the date on which the Purchaser, having once attained ten percent (10%) or more of the then issued and outstanding voting capital stock of the Issuer, holds less than ten percent (10%) of the then issued and outstanding voting capital stock of the Issuer and, with respect to Section 7.05, for the time period specified therein), the Purchaser will comply with all covenants and provisions of this Article VII, except to the extent the Issuer may otherwise consent in writing.

7.01  Regulatory and Other Approvals
      ------------------------------

      The Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Purchaser or the Issuer to consummate the transactions contemplated hereby and by the other Principal Agreements, including, without limitation, those described in Schedule
4.04 hereto (and shall in any event make all necessary applications to and file all notices and other filings with the MAMP as soon as practicable but no later than thirty (30) calendar days after the date of execution of this Agreement), (b) provide such other information and communications to the Issuer, such Governmental or Regulatory Authorities or other Persons as the Issuer or such Governmental or Regulatory Authorities or other Persons may request in connection therewith and execute all documents as may be reasonably requested by the Issuer in connection therewith and (c) cooperate with the Issuer as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with, and giving all notices to, Governmental or Regulatory Authorities or other Persons required of the Issuer to consummate the transactions contemplated hereby and by the other Principal Agreements. The Purchaser will provide prompt notification to the Issuer when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Issuer in writing of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the other Principal Agreements.

7.02  Compliance with Securities Laws
      -------------------------------

      From and after the date of this Agreement, the Purchaser will not take, and will cause all Persons subject to its direct or indirect control not to take, directly or indirectly, any action (i) designed to or which might reasonably be expected to cause or result in manipulation of the price of any security of the Issuer in violation of the Exchange Act or (ii) in violation of the Issuer's policies, as in effect from time to time, relating to trading in the Issuer's securities.

7.03  Escrow of Purchase Price
      ------------------------

      From and after the date on which the Initial Purchase Price has been deposited with the Escrow Agent and until the Initial Purchase Price has been repaid to the Purchaser or paid to the Issuer, in each case, in accordance with the terms of the Escrow Agreement, the Purchaser shall ensure and hereby covenants and agrees that no Liens in respect of Indebtedness of the Purchaser shall attach to the Initial Purchase Price.

7.04  Fulfillment of Conditions
      -------------------------

      The Purchaser will execute and deliver at the Closing each Principal Agreement that the Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Issuer contained in this Agreement.

7.05  Projects and Corporate Opportunities
      ------------------------------------

      Notwithstanding any other provision of this Agreement:

     (a) From the date of this Agreement until the earlier of (i) the termination of this Agreement without the occurrence of the Closing as provided in Article XII hereof, and (ii) following the Closing, the date on which the Purchaser and its Affiliates have sold or otherwise disposed of shares of Common Stock or ADSs such that the Purchaser and its Affiliates no longer hold in excess of the Specified Percentage of the issued and outstanding voting capital stock of the Issuer, the Purchaser intends to conduct all of its new telecommunications business and projects in the Russian Federation and the Commonwealth of Independent States through the Issuer unless, in each case, the Issuer declines such opportunity. In addition, the Purchaser will inform the Issuer of any opportunities in the telecommunications business in the Russian Federation and the Commonwealth of Independent States that are brought to the attention of the Purchaser and its Affiliates by any third party.


     (b) The Purchaser shall use reasonable efforts to coordinate its interest in each of the projects, operations and other commercial activities in Russia and the Commonwealth of Independent States in which it currently holds an interest with the activities of the Issuer. The Issuer acknowledges that this
Section 7.05(b) shall not in any way limit the Purchaser's right to develop the Purchaser's existing interests to maximize value.


        ARTICLE VIII  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

8.01  Conditions Precedent to Closing
      -------------------------------

      The obligation of the Purchaser to cause the Escrow Agent to deliver the Purchase Price Amount payable at the Closing to the Issuer is subject to the fulfillment, on or before the Closing, of each of the following conditions precedent (all or any of which may be waived in whole or in part by the Purchaser in writing in its sole discretion), and fulfillment of which by the Issuer shall, in the case of Section 8.01(a), (b), (d), (e) and (f), be confirmed by officer's certificate of the Issuer:

      (a) Representations and Warranties. The representations and warranties
          ------------------------------
made by the Issuer in Article III shall have been true and correct on and as of the date of this Agreement and on and as of the First Board Date. In addition, the representations and warranties made by the Issuer in Section 3.01, Section 3.02, Section 3.03, Section 3.04(b) (but solely with respect to the Significant Subsidiary), Section 3.05, Section 3.06, Section 3.09(d), Section 3.12(a)(i)-
(iii) (other than in respect of any Order which is threatened) and the representation that none of the Telecom Licenses have been terminated or revoked and no notice of termination or revocation with respect to such Telecom Licenses has been received, shall, in each case, be true and correct on and as of the Closing Date as though each such representation or warranty were made on and as of the Closing Date; provided that if there are any changes to the Schedules referred to in the Sections of this Agreements referred to in the previous sentence between the date of execution of this Agreement and the Closing, the Issuer shall provide updated versions of such Schedules on the day of the Closing.

     (b) Performance.  The Issuer shall have performed and complied with each of
         -----------
its obligations under Article V and the Major Inside Shareholders shall have performed and complied with their respective obligations under Article IV of the Shareholders Agreement.

     (c) Certificates.  The Issuer shall have delivered to the Purchaser (i) a
         ------------
certificate, dated the Closing Date and executed by the President of the Issuer, substantially in the form of Exhibit A and (ii) a certificate dated the Closing Date and executed by the Head of Legal Department of the Issuer, substantially in the form of Exhibit B, attached to which are, among other things, true and correct copies of (A) resolutions of the GMS approved by a three-quarters (3/4) majority of the shareholders present and eligible to vote, (1) approving the issuance of the Purchaser's Shares to the Purchaser, (2) approving the amendments to the Charter as provided in Section 5.04(a) hereof; and (3) by cumulative voting, electing the Purchaser's three nominees to the Board, effective as of the date of Closing and in effect until the next annual GMS, and (B) resolutions of the Board approved by a three-quarters (3/4) majority of the members, approving the issuance of the Purchaser's Shares to the Purchaser.

     (d) Orders and Laws.  There shall not be in effect on the Closing Date any
         ---------------
Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements or which could reasonably be expected to otherwise result in a material impairment of the Purchaser's rights under this Agreement or any of the other Principal Agreements to which the Purchaser is a party, and there shall not be pending on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Purchaser or the Issuer or the transactions contemplated by this Agreement or any of the other Principal Agreements of any such Law.

     (e) Regulatory Consents and Approvals.  All consents, approvals and actions
         ---------------------------------
of, filings with and notices to any Governmental or Regulatory Authority described in Schedule 8.01(e) which are required to have been obtained, made or given (as applicable) by the Issuer pursuant to applicable Law (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents, approvals, actions, filings or notices can only be effected on or after the Closing) and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority shall be in full force and effect as necessary for the performance of the obligations of the Issuer under this Agreement and the other Principal Agreements to be performed on or before the Closing Date.

     (f) Third Party Consents.  All consents (or in lieu thereof waivers) and
         --------------------
agreements described in Schedule 8.01(f)(i) shall have been obtained, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents can only be effected on or after the Closing) and (iii) shall be in full force and effect.

     (g) Current Charter and Shareholder Registry.  The Issuer shall have
         ----------------------------------------
delivered to the Purchaser (i) notary certified copy of the Charter, including all amendments thereto (including, without limitation, the amendments to the Charter contemplated by Section 5.04 hereof) and (ii) an extract from the register of the Issuer's shareholders, as maintained by the NRC, dated the day of the Closing, showing the Purchaser as the owner of such portion of the Purchaser's Shares as the Purchaser is purchasing on the Closing Date, free and clear of all Liens.

     (h) Other Principal Agreements.  Each of the other Principal Agreements
         --------------------------
shall have been executed and delivered by the parties thereto other than the Purchaser.

     (i) Certain Outstanding Indebtedness.  The Issuer shall have obtained and
         --------------------------------
delivered to the Purchaser (i) an original or certified copy of a waiver by Ericsson Project Finance AB and AB LM Ericsson Finans, of Section 5.29 of the Supplementary Agreement (non-dilution) with respect to the shares of Common Stock pledged to secure the Issuer's obligations thereunder or (ii) documents evidencing an increase in the number of shares of Common Stock pledged in connection therewith, sufficient to satisfy the terms of the Supplementary Agreement relating to the pledge of shares of Common Stock.

    (j) Wire Instruction.  The Issuer shall have delivered to the Purchaser the
        ----------------
Issuer's instruction for the wire transfer of the Initial Purchase Price by the Escrow Agent to the Issuer's bank account identified on the CBR License.

    (k) Receipt.  The Issuer shall have delivered to the Purchaser a receipt,
        -------
signed by the Issuer's Chief Accountant, confirming that upon receipt of the wire transfer from the Escrow Agent, such portion of the Purchaser's Shares will have been fully paid.

    (l) Power of Attorney. Dr. Zimin shall have delivered to the Purchaser the
        -----------------
Power of Attorney.

    (m) Legal Opinion.  The Purchaser shall have received an opinion of Akin,
        -------------
Gump, Strauss, Hauer & Feld, L.L.P., special New York and Russian counsel to the Issuer, in substantially the form of Exhibit C.



         ARTICLE IX  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ISSUER

      The obligations of the Issuer hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions precedent (all or any of which may be waived in whole or in part by the Issuer in writing in its sole discretion):

9.01  Representations and Warranties
      ------------------------------

      Each of the representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty were made on and as of the Closing Date.

9.02  Performance
      -----------

      The Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Purchaser at or before the Closing, unless such agreement, covenant or obligation has been waived in writing by the Issuer.

9.03  Certificates
      ------------

      The Purchaser shall have delivered to the Issuer (a) a certificate, dated the Closing Date and executed by the President of the Purchaser, substantially in the form of Exhibit E hereto, and (b) a certificate, dated the Closing Date and executed by a member of the Board of Directors of the Purchaser, substantially in the form of Exhibit F hereto.

9.04  Orders and Laws
      ---------------

      There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements or which could reasonably be expected to otherwise result in a material impairment of the Issuer's rights under this Agreement or any of the other Principal Agreements to which the Issuer is a party, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Purchaser or the Issuer or the transactions contemplated by this Agreement or any of the other Principal Agreements of any such Law.

9.05  Regulatory Consents and Approvals
      ---------------------------------

      All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority reasonably necessary to permit the Issuer and the Purchaser to perform their respective obligations under this Agreement and the other Principal Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the other Principal Agreements shall have occurred.

9.06  Third Party Consents
      --------------------

      Certified copies (except as noted) of all confirmations of compliance and absence of default, consents (or in lieu thereof waivers) and agreements listed in Schedule 9.06, and all other confirmations of compliance and absence of default, consents (or in lieu thereof waivers) and agreements to the performance by the Purchaser of its obligations under this Agreement and the other Principal Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under (or are necessary to avoid or prevent conflict with or breach or default of) any material Contract to which the Purchaser is a party or by which any of its Assets or Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to the Issuer, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

9.07  Other Principal Agreements
      --------------------------

      Each of the other Principal Agreements shall have been executed and delivered by the parties thereto.

9.08  Legal Opinions
      --------------

      The Issuer shall have received opinions of Coudert Brothers, special New York and Russian counsel to the Purchaser, in substantially the form of Exhibit G and Exhibit H, respectively.


  ARTICLE X  SURVIVAL OF REPRESENTATIONS,WARRANTIES, COVENANTS AND AGREEMENTS


      The Issuer and the Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. Unless otherwise noted herein, all representations, warranties, covenants and agreements of the Issuer and the Purchaser contained in this Agreement will survive the Closing and remain in effect until three (3) months from the publication date of the audited, consolidated financial statements for the Issuer's fiscal year ending December 31, 1999, provided that any such representation, warranty, covenant or agreement that would otherwise terminate will continue to survive if a written claim for indemnity shall have been made under Section 11.01 on or prior to such termination date, until such claim has been satisfied or otherwise resolved.


                          ARTICLE XI INDEMNIFICATION

11.01   Indemnification
        ---------------

    (a)   (i)   Subject to Section 11.03, in the event the Closing occurs, the
Issuer shall indemnify the Purchaser in respect of, and hold the Purchaser harmless from and against, any and all Losses suffered, incurred or sustained by the Purchaser resulting from, arising out of or relating to any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of the Issuer contained in this Agreement (to the extent not waived in writing by the Purchaser), provided that the Purchaser shall have made a written claim for indemnification against the Issuer pursuant to Section 13.01 within the survival period specified in Article X.

          (ii) With respect to those Subsidiaries of the Issuer which are not described in Schedule 3.04(a), in the event the Closing occurs, the Issuer shall indemnify the Purchaser in respect of, and hold the Purchaser harmless from and against, any and all losses suffered, incurred or sustained by the Purchaser resulting from, arising out of, or relating to any such Subsidiary or the Issuer's non-disclosure of any such Subsidiary

    (b) In the event that Closing occurs, the Purchaser shall indemnify the Issuer in respect of, and hold the Issuer harmless from and against, any and all Losses suffered, incurred or sustained by the Issuer resulting from, arising out of or relating to any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of the Purchaser contained in this Agreement (to the extent not waived in writing by the Issuer), provided that the Issuer shall have made a written claim for indemnification against the Purchaser pursuant to Section 13.01 within the survival period specified in Article X.

    (c) In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any Action or Proceeding, and such claim, Action or Proceeding involves a matter which is the subject of a claim for indemnification under Section 11.01(a) or (b), then such party (an "Indemnified Party") shall (i) promptly give written notice pursuant to Section
13.01 to the Purchaser or the Issuer, as the case may be (the "Indemnifying Party"), of such claim, Action or Proceeding, and (ii) not make any admission of liability, agreement or compromise with any Person in relation to such claim without prior written notice to the Indemnifying Party; and such Indemnifying Party shall have the right to join in the defense of said claim, Action or Proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken to the extent such judgement involves an indemnifiable claim under this Section 11.01 and subject to the limitations in Section 11.03, and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then, at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, Action or Proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, Action or Proceeding at its own cost and expense.

11.02   Determination of Losses
        -----------------------

    The parties shall take into account the time value of money (using the Applicable Rate as the discount rate) in determining Losses for purposes of this
Article XI.

11.03   Limitations on Liability of Issuer
        ----------------------------------

    Notwithstanding any other provision of this Agreement to the contrary:

    (a) the aggregate liability of the Issuer in respect of all claims shall be limited to seventy-five percent (75%) of the Initial Purchase Price;

    (b) the Issuer will have no liability in respect of any claim unless such claim is made in good faith and unless written particulars of such claim (giving such details of the specific matter in respect of which such claim is made as are then in the possession of the Purchaser) shall have been given to the Issuer within the period specified in Article X;

    (c) the Issuer will have no liability in respect of any claim:

        (i) to the extent that it arose or is increased as a result of an increase in rates of Tax on or after the date immediately prior to the Closing Date or the passing of any legislation (or making of any subordinate legislation or any change in any published practice of any Tax authority) with retrospective effect, or any provision or reserve in the Unaudited Consolidated Financial Statements being insufficient solely by reason of any increase in rates of taxation after the date immediately prior to the Closing Date;

        (ii) to the extent that such claim arose due to anything voluntarily done or omitted to be done after the Closing by the Purchaser or the Issuer or any of their respective successors or assigns hereunder outside the ordinary course of business of the Issuer;

        (iii) to the extent that such claim relates to any Loss for which the Purchaser or the Issuer actually recovers under the terms of any insurance policy in effect at the Closing Date; or

        (iv)  to the extent such claim:

              (A) relates to any matter provided for, or included as a liability in, the Audited Consolidated Financial Statements; or

              (B) relates to any liability for Tax arising out of the ordinary course of business of the Issuer after the Closing Date; or

              (C) arises solely as a result of any change in the accounting policy, practice or accounting reference date of the Issuer after the Closing other than a change required by Law or to comply with GAAP, as amended from time to time;

        (v) to the extent the amount of any such claim does not exceed US$3,000,000; provided, however, that if the amount of any single claim for indemnification made by the Purchaser hereunder exceeds US$10,000,000, then the foregoing limitation contained in this Section 11.03(c)(v) shall not apply; and

    (d) the Purchaser shall not be entitled to be paid more than once, in respect of any claim arising out of the same subject matter;

    (e) if any potential claim shall arise by reason of a liability of the Issuer which is contingent only, then the Issuer shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual;

    (f) the Issuer will have no liability in respect of any claim if, as of the time such claim is made, the aggregate amount of all claims for indemnification made by the Purchaser under this Article XI does not exceed US$15,000,000; and

    (g) as used in this Article XI, "claim" shall mean any claim which would (but for this Section 11.03) be capable of being made against the Issuer under this Article XI.

11.04   Other Indemnification Provisions
        --------------------------------

    The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have for any misrepresentation made in connection with the transactions contemplated by this Agreement, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement.


                           ARTICLE XII  TERMINATION

12.01   Termination
        -----------

    This Agreement shall terminate and the transactions contemplated hereby shall be abandoned:

    (a) at any time prior to the Closing, by mutual written agreement of the Issuer and the Purchaser;

    (b) if the Closing shall not have occurred on or before such date, on June 1, 1999; or

    (c) the date on which a meeting of the shareholders of the Issuer is held at which a vote of such shareholders is conducted concerning the transactions contemplated by this Agreement and the other Principal Agreements and such shareholders fail to approve the transactions contemplated by this Agreement and the other Principal Agreements.

12.02   Effect of Termination
        ---------------------

    (a) If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Issuer or the Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to issuance of Equity Interests in Section 5.03(b), expenses in Section 13.03 and confidentiality in
Section 13.05 will continue to apply following any such termination.

    (b) Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01(b), the Issuer will remain liable to the

Purchaser for any breach of this Agreement by the Issuer existing at the time of such termination, and the Purchaser will remain liable to the Issuer for any breach of this Agreement by the Purchaser existing at the time of such termination, and the Issuer or the Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                          ARTICLE XIII  MISCELLANEOUS

13.01   Notices
        -------

    All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier to the parties at the following addresses or facsimile numbers:

    If to the Purchaser, to:

         Telenor East Invest AS
         Keysers Gate 13
         0130 Oslo
         Norway

         Facsimile No.: +47-22-779909
         Attn: Henrik Torgersen

         with a copy to:

         Advokatene i Telenor
         Universitetsgaten 2
         0130 Oslo
         Norway

         Facsimile No.: +47-22-114461
         Attn: Kaare M. Risung

         If to the Issuer, to:

         Vimpel-Communications
         10-12, Ulitsa 8-Marta
         125683, Moscow
         Russian Federation

         Facsimile No.: +7095 755-3682
         Attn: Georgy Silvestrov
               General Counsel

         with a copy to:

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         Dukat Place II
         7, Ulitsa Gasheka

         123056, Moscow
         Russian Federation

         Facsimile No. +7095-974-2412
         Attn: Melissa J. Schwartz


    All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 13.01, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 13.01, be deemed given upon receipt, and (c) if delivered by courier in the manner described above to the address as provided in this Section 13.01, be deemed given upon confirmed receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 13.01). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

13.02   Entire Agreement
        ----------------

    This Agreement and the other Principal Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof.

13.03   Expenses
        --------

    Except as otherwise expressly provided in this Agreement (including, without limitation, as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each of the parties will pay its own costs and expenses, including, without limitation, legal fees, incurred in connection with the negotiation, execution and closing of this Agreement and the other Principal Agreements and the transactions contemplated hereby and thereby; provided that the Issuer shall pay, without limitation, all costs associated with the registration of the Purchaser's Shares as required by all applicable Laws and Russian Federation securities regulations, including the costs associated with preparing a prospectus, if any, and the Purchaser shall pay the fee charged by the NRC to register the Purchaser's ownership of the Purchaser's Shares.

13.04   Public Announcements
        --------------------

    At all times at or before the Closing, neither the Issuer nor the Purchaser will issue or make any reports, statements or releases to the public or, generally, to the employees, customers, suppliers or other Persons to whom the Issuer sells goods or provides services or with whom the Issuer otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If any party is unable to obtain the approval of its public report, statement or release from the other parties and such report, statement or release is, in the opinion of legal counsel to such party, required by Law or rule of any stock exchange in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. The Issuer and the Purchaser will also obtain each other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

13.05   Confidentiality
        ---------------

    Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (a) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (b) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party hereto or any of its Affiliates furnished to it by such other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to the Purchaser's use of documents and information solely concerning the Issuer in accordance with the terms of this Agreement furnished by the Issuer hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other parties in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

13.06   Waiver
        ------

    Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

13.07   Amendment
        ---------

    This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

13.08   No Third Party Beneficiary
        --------------------------

    The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person.

13.09   No Assignment; Binding Effect
        -----------------------------

    Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that the Purchaser may assign any or all of its rights, interests and obligations hereunder (including, without limitation, its rights under Article XI) to a wholly owned Subsidiary, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b)) shall relieve the Purchaser of its obligations hereunder.
Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

13.10   Headings
        ---------

    The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

13.11   Arbitration; Consent to Jurisdiction; Service of Process; Waiver of
        -------------------------------------------------------------------
Sovereign Immunity
------------------

    (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules in force (the "UNICITRAL Rules") in accordance with the following terms and conditions:

        (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

        (ii) Either party to this Agreement may refer a matter to arbitration by written notice to the other party.

        (iii)  The place of the arbitration shall be Stockholm, Sweden.

        (iv) The claimant party shall appoint one (1) arbitrator and the respondent party shall appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall appoint the third arbitrator, in accordance with the UNCITRAL Rules. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the Arbitration Institute of the Sweden Chamber of Commerce, Stockholm.

        (v) The English language shall be used as the written and spoken language for the arbitration and all matters connected with all references to arbitration.

        (vi) The decision of the arbitrators shall be made by majority vote and shall be in writing.

        (vii) The decision of the arbitrators shall be final and binding on the parties to this Agreement, save in the event of fraud, manifest mistake or failure by any of the arbitrators to disclose any conflict of interest.

        (viii) The decision of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any jurisdiction.

    (b) In the event any dispute is submitted to arbitration pursuant to Section 13.11(a), the panel of arbitrators may, if it deems such award appropriate, award a party costs and expenses incurred by such party in enforcing its rights. Except as so awarded, each party shall bear its own costs and expenses of enforcing its rights to arbitrate under this Section 13.11.

    (c) Except for arbitration proceedings pursuant to Section 13.11(a), no action (other than the enforcement of an arbitration decision or an action to compel arbitration), lawsuit or other proceeding shall be brought by or between the parties to this Agreement and/or any of their Affiliates in connection with any matter arising out of or in connection with this Agreement.

    (d) Each party hereto irrevocably appoints CT Corporation System, located on the date hereof at 1933 Broadway, New York, NY 10019, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding permitted by Section 13.11(c) hereof, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the party effecting such service shall also deliver a copy thereof to the other party at its address specified in Section 13.01. Each party to this Agreement will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 13.11(c) and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction in a manner not inconsistent with Section 13.11(c).

    (e) Each of the Purchaser and the Issuer hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and each of the other Principal Agreements to which it is a party and in performing its obligations hereunder and thereunder, and each of the Purchaser and the Issuer hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement or any of the other Principal Agreements and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

13.12   Invalid Provisions
        ------------------

    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

13.13   Governing Law
        --------------

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, applicable to contracts executed and performed in such jurisdiction, without giving effect to the conflicts of laws principles thereof which would result in the application of a different law.

13.14   Counterparts
        -------------

    This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    IN WITNESS WHEREOF, this Primary Agreement has been duly executed and delivered by each party hereto as of the day and year first above written.


                            The Purchaser
                            -------------

                            TELENOR EAST INVEST AS


                            By /s/ Henrik Torgersen
                               ---------------------------------------
                              Name: Henrik Torgersen
                              Title: Attorney-in-Fact


                            The Issuer
                            ----------
                            OPEN JOINT-STOCK COMPANY
                            "VIMPEL-COMMUNICATIONS"


                            By /s/ Dmitri Borisovich Zimin
                               ---------------------------------------
                              Name: Dmitri Borisovich Zimin
                              Title: President and Chief Executive Officer


                            By /s/ Vladimir Mikhailovich Bychenkov
                               ---------------------------------------
                              Name: Vladimir Mikhailovich Bychenkov
                              Title: Chief Accountant